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                                   Exhibit 5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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                         Independent Auditors' Consent

The Board of Directors
Paragon Life Insurance Company

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus of Separate Account B of Paragon Life Insurance Company.

                                              KPMG LLP

St. Louis, Missouri
April 30, 1999